Exhibit 10.27

$75,000,000.00	Birmingham, Alabama April 16, 2020

SECOND AMENDED AND RESTATED NOTE

FOR VALUE RECEIVED, without grace, each of the undersigned (each individually a “Borrower,” and collectively, the “Borrowers”), promises to pay to the order of REGIONS BANK, an Alabama banking corporation (herein called the “Lender,” and together with any subsequent holder of this note called the “Holder”), in the manner set forth below, the principal sum of Seventy-Five Million and No/100 Dollars ($75,000,000.00), or so much thereof as may be advanced by the Lender hereunder, and to pay interest from the date advanced until payment in full on the unpaid principal balance of the amount advanced hereunder from time to time at the interest rate set forth below.

This Note shall bear interest (computed on an Actual/360 Day Basis) on the unpaid principal balance outstanding hereunder from time to time, until payment in full, at a floating interest rate equal to the LIBOR-Based Rate plus the Applicable Margin.

Principal and all accrued and unpaid interest hereunder shall be due and payable on April 19, 2021 (the “Maturity Date”), unless otherwise due earlier pursuant to the terms hereof. Interest owing on principal amounts outstanding hereunder shall also be payable monthly on the first day of each month, commencing on the first day of the first month after funding of any principal amount hereunder and then on the first day of each month until payment in full.
The Borrowers hereby authorize the Lender to initiate entries to the Borrowers’ checking or savings accounts held with the Lender for the purpose of making the payments due hereunder. The Borrowers further authorize the Lender to withdraw these payments from said accounts.

This Note is a master note, and it is contemplated that the proceeds of the loan evidenced hereby will be advanced by the Lender to the Borrowers in installments, and repaid and re borrowed, as needed, upon compliance with the terms and conditions set forth herein. This Note shall be valid and enforceable as to, and any collateral granted to the Lender as security for the Loan evidenced hereby shall be and remain valid and binding as security for, the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced. Each principal advance and payment on this Note shall be reflected by notations made by the Lender on its internal records (which may be kept on computer or otherwise), and the Lender is hereby authorized to record on such records all such principal advances and payments. The aggregate unpaid amount reflected by the Lender’s notations on its internal records (whether on computer or otherwise) shall be deemed presumptive evidence of the principal amount remaining outstanding and unpaid on this Note. No failure of the Lender so to record any advance or payment shall limit or otherwise affect the obligation of the Borrower hereunder with respect to any advance, and no payment of principal by the Borrower shall be affected by the failure of the Lender so to record the same.

Each advance under this Note to the Borrowers will be made on at least one Business Day’s prior written notice to the Lender, which notice shall be signed by an authorized representative of the Borrower Representative and shall set forth the amount of the advance requested, the date on which the advance is to be made and the Borrower’s account to be credited. On the date of the requested advance, upon satisfaction of any applicable conditions contained elsewhere in this Note, the Lender shall make the amount of the advance available to the Borrowers by crediting or depositing the proceeds thereof into an account with the Lender in the name of the Borrower named in the request. The initial advance shall be in an amount not less than $2,000. The Lender's obligation to make advances under this Note shall terminate, if not sooner terminated pursuant to the provisions of this Note, on the day preceding the Maturity Date. The Lender shall have no obligation to make advances if an Event of Default exists. The Lender may, at its option, without any request by the Borrowers, make advances to itself for the purpose of paying overdrafts that the Borrowers may have from time to time with respect to any operating accounts established by the Borrowers with the Lender. The making of any request for an advance shall constitute an automatic representation and warranty by the Borrowers that the representations and warranties contained in Section 6 are true and correct on and as of the date of such advance (subject to any limitations set forth in Section 6) and that no Event of Default, nor any nor any event that upon notice or lapse of time or both would constitute an Event of Default, exists.

The Borrowers further agree with the Holder as follows:

SECTION 1 Rules of Construction. This Note is subject to the rules of construction set forth in the Security Documents.

SECTION 2 Definitions. As used in this Note, capitalized terms that are not otherwise defined herein have the meanings defined for them in the Security Documents and the following terms are defined as follows:

(a) Acquisition means (whether by purchase, exchange, issuance of stock, or other equity or debt securities, merger, reorganization, amalgamation, or any other method and whether by a single transaction or a series of related or unrelated transactions) any acquisition by any Obligor of (a) any other Person, which Person shall then become consolidated with any Obligor or any Subsidiary in accordance with generally accepted accounting principles; (b) voting equity interests issued by any other Person, but only if such acquisition results in any Obligor owning more than fifty percent (50%) of such voting equity interests; (c) all or substantially all of the assets of any other Person; or (d) the assets which constitute all or any substantial part of any division, line of business or operating unit of the business of any other Person.

(b) Actual/360 Day Basis means a method of computing interest and other charges on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

(c) Applicable Margin means (a) from the date of this Note until and including October 16, 2020, two and one-half percent (2.5%) and (b) from October 17, 2020 until the date the Loan is paid in full and this Note terminated, three percent (3.0%).

(d) Borrower Representative means Hibbett Sports, Inc., in its capacity as agent for the Borrowers in accordance with Section 15.

(e) Business Day means any day, excluding Saturday and Sunday, on which the Lender’s main office in Birmingham, Alabama, is open to the public for carrying on substantially all of its banking business.

(f) Credit Documents means this Note, the Security Documents described in Exhibit A and all other documents now or hereafter executed or delivered in connection with the transactions contemplated thereby.

(g) Default Rate means a rate of interest equal to two percentage (2.0%) points (200 basis points) in excess of the highest interest rate that would otherwise be payable on the principal indebtedness evidenced by this Note from time to time in the absence of the existence of a default, or the maximum rate permitted by law, whichever is less.

(h) Event of Default is defined in Section 12(a). An Event of Default “exists” if an Event of Default has occurred and is continuing.

(i) Governmental Authority means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

(j) Interest Period means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due one month thereafter; provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note.

(k) Joinder Agreement means a joinder agreement in the form of Exhibit B or such other form as may be acceptable to the Lender from time to time.

(l) LIBOR-Based Rate means with respect to any Interest Period, that rate for deposits in U. S. dollars with a maturity of one month which appears on Reuters Screen LIBOR01 Page (or such other page that may replace that page on that service or on such other comparable financial information reporting service used by Lender, in its sole discretion, at the time such rate is determined) as of 11:00 a. m., London, England time on the day that is two LIBOR Business Days preceding the first day of such Interest Period (or if not so reported, then as determined by the Lender from another recognized source or from one or more interbank quotations, in Lender's sole discretion); provided, that, if the rate determined in the manner just described would be less than three-quarters of one percent (0.75%), then in such case, but only in such case, the “LIBOR-Based Rate” shall mean three-quarters of one percent (0.75%).

(m) LIBOR Business Day means a day on which the office of the Lender at which payments under this Note are to be made is open for business and on which dealings in U. S. dollar deposits are carried out in the London interbank market.

(n) Loan means the total principal amount advanced and outstanding at any time under this Note.

(o) Material Adverse Effect means any (a) material adverse effect upon the validity, performance, or enforceability of any of the Credit Documents or any of the transactions contemplated hereby or thereby; (b) material adverse effect upon the properties, operations, business, or financial condition of the Borrowers, taken as a whole; or (c) material adverse effect upon the ability of the Borrowers, taken as a whole, to fulfill any obligation under any of the Credit Documents, or (d) material adverse effect on the validity or enforceability of the rights and remedies of the Lender under any Credit Document.

(p) Obligations means (i) the payment of all amounts now or hereafter becoming due and payable under the Credit Documents, including the principal amount of this Note, all interest (including interest that, but for the filing of a petition in bankruptcy, would accrue on any such principal) and all other fees, charges and costs (including reasonable attorneys’ fees and disbursements) payable in connection therewith; (ii) the observance and performance by each Borrower of all of the provisions of the Credit Documents; (iii) the payment of all sums advanced or paid by the Lender in exercising any of its rights, powers or remedies under the Credit Documents executed by any Borrower, and all interest (including post-bankruptcy petition interest, as aforesaid) on such sums provided for herein or therein; (iv) the payment and performance of all other indebtedness, obligations and liabilities of each Borrower to the Lender (including obligations of performance) of every kind whatsoever, arising directly between a Borrower and the Lender or any affiliate of the Lender or acquired outright, as a participation or as collateral security from another person by the Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, account party with respect to a letter of credit, indemnitor or otherwise; and (v) all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith; provided, however, the term “Obligations” as used in this Note shall not include any obligation arising under any swap to the extent that such swap obligation would be impermissible or illegal under the U.S. Commodity Exchange Act, as in effect from time to time, and the official rules and regulations promulgated there under.

(q) Obligors means each Borrower, each other person executing any Security Document as a grantor or any Joinder Agreement, (if a Borrower or any such grantor is a partnership) any general partner thereof, and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the Obligations.

(r) Person (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

(s) Security Documents means the documents described on Exhibit A and all other documents now or hereafter securing or guaranteeing the Obligations, or any part thereof.

SECTION 3 Place and Time of Payments.

(a) All payments by the Borrowers to the Holder under this Note shall be made in lawful currency of the United States and in immediately available funds to the Lender at its Main Office in Birmingham, Alabama or at such other address within the continental United States as shall be specified by the Holder by notice to the Borrower Representative. Any payment received by the Holder after 2:00 p.m. (Birmingham, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrowers and received by the Holder on the following Business Day.

(b) All amounts payable by the Borrowers to the Holder under this Note or any of the other Credit Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Holder. All amounts payable by the Borrowers to the Holder under this Note or the other Credit Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Holder to the Borrower Representative. The Holder may, at its option, send written notice or demand to the Borrower Representative of amounts payable on a specified due date pursuant to this Note or the other Credit Documents, but the failure to send such notice shall not affect or excuse the Borrowers’ obligation to make payment of the amounts due on the specified due date.

(c) Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

SECTION 4 Prepayments. The Borrowers may at any time prepay all or any part of the principal indebtedness evidenced by this Note, without premium or penalty subject to Section 11(c). Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.

SECTION 5 Certain LIBOR Provisions.

(a) The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the LIBOR-Based Rate for the applicable Interest Period, (the "Index"). The Index is not necessarily the lowest rate charged by the Lender on its loans. Any provision of this Note to the contrary notwithstanding, in the event that Lender should at any time determine (which determination shall be made in Lender’s sole and absolute discretion and shall be conclusive absent manifest error) that (i) the Index is unavailable, (ii) the Index cannot be determined, (iii) the Index does not adequately reflect the cost to Lender of making, funding, or maintaining the Loan, (iv) the use of the Index has become impracticable or unreliable, (v) the Index is no longer representative of the underlying market or economic reality, or (vi) it is no longer lawful for Lender to lend at any rate based on the Index, then, in each case, Lender, in its sole discretion, will designate a substitute index and provide notice to the Borrower Representative of such substitute index. Thereafter, such alternate index shall be deemed to be and shall become the Index as that term is used in this Note.

(b) The United Kingdom's Financial Conduct Authority ("FCA") has announced it will phase out its support of the London Interbank Offered Rate. The London Interbank Offered Rate may be sustained until the end of 2021. The Borrowers acknowledge that if during the term of this Note, the London Interbank Offered Rate is no longer published, becomes unavailable, cannot be lawfully maintained, or any of the other events noted in Section 5(a) above occurs, Borrowers’ variable interest rate will be determined based on an alternate interest rate index selected by Lender, in its sole discretion, as provided by the terms of this Note. The effect of the FCA's decision to no longer support the London Interbank Offered Rate cannot be predicted, or, if changes are ultimately made to the London Interbank Offered Rate, the effect of those changes cannot be predicted. In addition, Borrowers acknowledge the impact of any interest rate index change related to the Loan due to the FCA's decision to phase out its support of the London Interbank Offered Rate, should this occur, cannot be predicted and may or may not be advantageous to the Borrowers.

SECTION 6 Representations and Warranties. Each Borrower represents and warrants to Lender that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, issuance and delivery of this Note and each other document or instrument executed and delivered in connection herewith (i) are within such Borrower's powers, (ii) have been duly authorized, (iii) do not result in the breach of or constitute a default under any indenture, agreement, instrument or undertaking to which such Borrower is a party or by which it or its property may be bound or affected except as would not be reasonably expected to result in a Material Adverse Effect, and (iv) are not in violation of law or regulation or of the terms of such Borrower's organizational papers; (c) this Note and each other document or instrument executed and delivered in connection herewith are valid, binding and enforceable against Borrowers in accordance with their respective terms; (d) the proceeds of the Loans shall be used solely for lawful general corporate purposes; provided, however, that no Borrower shall use any part of the proceeds of any Loan to purchase or carry any margin stock (other than its own stock) within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; (e) the person or persons executing this Note on behalf of such Borrower are duly appointed officers or other representatives of such Borrower with authority to execute and deliver this Note on behalf of such Borrower; (f) no Borrower nor any director, officer, employee, agent, affiliate or representative of any Borrower, is an individual or entity that is, or is owned or controlled by any individual or entity that is (1) currently the subject or target of any Sanction or (2) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of any Sanction; (g) such Borrower is not and will not be using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans; (h) the existing indebtedness arising under that certain $50,000,000 line of credit with Bank of America (the “B of A Facility”) has been paid in full and terminated prior to or simultaneously with the execution of this Note; and (i) no Borrower is currently subject to any agreement whereby such Borrower agrees not to grant Liens on its properties or assets. For purposes of this paragraph, (i) the term "Sanction" means any sanction administered or enforced by the United States government (including without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority; (ii) the term "Benefit Plan" means any of (A) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (B) a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986 or (C) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986) the assets of any such "employee benefit plan" or "plan"; and (iii) the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. The request of the Borrower Representative or any Borrower for an advance hereunder and the receipt by any Borrower of the proceeds thereof shall be deemed a representation by each Borrower that as of the date of such request and receipt all representations and warranties contained herein shall be true and correct in all material respects (unless so qualified by materiality or Material Adverse Effect, in which case in all respects) and with the same force and effect as though such representations and warranties had been made on and as of the date of such request and receipt (unless such representation or warranty expressly relates to an earlier, in which case such representation or warranty shall remain true and correct in all material respects (unless so qualified by materiality or Material Adverse Effect, in which case in all respects) as of such earlier date).

SECTION 7 Default Rate. If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.

SECTION 8 Late Charge. The Borrowers agree to pay to the Holder, on demand, a late charge computed as follows to cover the extra expense involved in handling late payments: The late charge will be equal to five percent (5.0%) of any payment that is not paid within 12 days after it is due. The late charge shall never be less than $10.00 nor more than $250 on each payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable and the right to collect interest on any late payment at the Default Rate.

SECTION 9 Security Documents. This Note with interest is secured by and entitled to the benefits of the Security Documents. Reference to the additional Security Documents is hereby made for all of the provisions thereof. This Note may be secured by Security Documents that are not described on Exhibit A. This Note shall be secured by all security documents that by their terms secure this Note, whether or not described in Exhibit A, and all such documents shall constitute Security Documents.

SECTION 10 Acquisitions and Future Subsidiaries. No Obligor shall engage in an Acquisition without the prior written consent of the Lender. No Obligor shall engage in any transaction involving the division of a limited liability company or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), in each case, without the prior written consent of the Lender. If any Obligor creates a new subsidiary of if the Lender consents to an Acquisition of a subsidiary; then within ten (10) Business Days of any Person's becoming a direct or indirect subsidiary of a Borrower or any other Obligor, the Borrowers shall cause such subsidiary to (i) execute and deliver to the Lender, a Joinder Agreement, causing such Subsidiary to become a party to this Note, jointly and severally as a "Borrower" and the Security Documents, as a joint and several grantor and debtor thereunder; (ii) deliver to the Lender, with results satisfactory to the Lender, all documentation and other information required by the Lender’s bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, with respect to the joinder of such Subsidiary as a borrower or debtor; (iii) if requested by the Lender, execute and deliver to the Lender a new note or security agreement; and (iv) deliver such other documentation as the Lender may request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such subsidiary, all in form, content, and scope satisfactory to the Lender.

SECTION 11 Additional Covenants.

(a) The Borrowers agree to maintain at all times Inventory with a value of $150,000,000 (measured at the lower of cost or market value consistent with generally accepted accounting principles) that is (i) of the type typically acquired by the Borrowers for sale in their retail stores (ii) not subject to any Liens other than the Lien of the Lender, (iii) not consigned goods, and (iv) is in good condition for sale and is not obsolete.

(b) The Borrowers shall (i) terminate the B of A Facility simultaneously with the execution of this Note, (ii) cause any negative pledges related thereto to be terminated simultaneously with the execution of this Note and (iii) cause any financing statements filed in connection therewith to be terminated of record.

(c) The Borrowers shall pay Lender a loan fee equal to $50,000, which fee is deemed fully-earned as of the date of this Note and shall be due and payable in full and non-refundable on the date that the Lender’s obligation to advance funds under this Note is terminated, whether such termination is due to the occurrence of the Maturity Date, the occurrence of an Event of Default, termination in connection with the prepayment of the Loan or otherwise; provided, however, that such $50,000 fee will be waived by the Lender if, but only if, such termination is due to the refinancing of the Loan with an asset based loan facility provided by the Lender under conditions acceptable to the Lender in its sole discretion.

(d) The Borrowers shall furnish to the Lender:

(i) within 90 days after the end of the Borrowers’ fiscal year the balance sheet of the Borrowers on a consolidated basis as of the end of such year and the related statements of revenues and expenses and cash flows of the Borrowers on a consolidated basis for such fiscal year, together with supporting schedules, all on a comparative basis with the prior fiscal year, in reasonable detail, prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants of recognized standing selected by the Borrowers and satisfactory to Lender, showing the financial condition, assets, liabilities and stockholders’ equity of the Borrowers on a consolidated basis at the close of such year and the results of the operations of the Borrowers on a consolidated basis during such year;

(ii) within 45 days after the end of the first three fiscal quarters in each fiscal year, financial statements similar to those referred to in Section 11(d)(i), unaudited but certified by the principal financial officer of the Borrower Representative, such balance sheet to be as of the end of each such quarter and such statement of revenues and expenses and cash flows to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to year-end audit adjustments;

(iii) within 15 days after the end of each month in each fiscal year, financial statements similar to those referred to in Section 11(d)(ii), unaudited but certified by the principal financial officer of the Borrower Representative, such balance sheet to be as of the end of each such month and such statement of income and changes in financial position to be for the period from the beginning of the fiscal year to the end of such month, in each case subject to year-end audit adjustments;

(iv) promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to the Borrowers by independent accountants in connection with any annual or interim audit of the books of the Borrowers or any subsidiary made by such accountants;

(v) contemporaneously with the distribution thereof to the Borrowers’ stockholders or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrowers to the Borrowers’ stock-holders or filed with the Securities and Exchange Commission in each case, as not otherwise required to be delivered hereunder; and

(vi) as soon as practical, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers or any subsidiary as Lender may reasonably request.

SECTION 12 Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any governmental requirement): (a) any representation or warranty made in any of the Credit Documents shall prove to be false or misleading in any material respect as of the time made; or (b) any report, certificate, financial statement or other instrument furnished in connection with this Note or any of the other Credit Documents shall prove to be false or misleading in any material respect as of the time furnished; or (c) the Borrowers or any Obligor fails to comply with Section 10 or Subsections 11(a), (b) or (c) hereof, or (d): the Borrowers or any Obligor fails to comply with Subsections 11(d) and such failure continues for five (5) days; or (e) any Borrower incurs, creates, assumes or permits to exist any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except the indebtedness evidenced by this Note and other de minimus incurred in the ordinary course of business that is consistent with past practices by the Borrower; or (f) default shall be made in the payment when due of any of the Obligations or any part thereof; or (g) any default or event of default, as therein defined, shall occur under any of the other Credit Documents (after giving effect to any applicable notice, grace or cure period specified therein); or (h) any Obligor shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of such Obligor or any of such Obligor’s properties or assets, (2) fail or admit in writing such Obligor’s inability to pay such Obligor’s debts generally as they become due, (3) make a general assignment for the benefit of creditors, (4) suffer or permit an order for relief to be entered against such Obligor in any proceeding under the federal Bankruptcy Code, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against such Obligor in any proceeding under any such law or statute, or if action shall be taken by any Obligor for the purpose of effecting any of the foregoing; or (i) a petition shall be filed, without the application, approval or consent of any Obligor in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of such Obligor or of all or a substantial part of the properties or assets of such Obligor, or seeking any other relief under any law or statute of the type referred to in Section 12(g)(5) above against such Obligor, or the appointment of a receiver, trustee, liquidator or other custodian of such Obligor or of all or a substantial part of the properties or assets of such Obligor, and such petition shall not have been stayed or dismissed within 45 days after the filing thereof; or (j) any final judgment for the payment of money for an amount in excess of $1,000,000 shall be rendered against any Obligor and the same shall remain undischarged or unbonded (in a manner satisfactory to the Lender in its sole discretion) for a period of 30 days during which execution shall not be effectively stayed.

SECTION 13 Acceleration. If an Event of Default exists, or any event exists that upon notice or lapse of time or both would constitute an Event of Default, the Lender shall have no obligation to make any additional advances hereunder. If an Event of Default exists under Section 12(g) or Section 12(h), all of the Obligations shall automatically become immediately due and payable. If any other Event of Default exists, the Lender may, by written notice to the Borrower Representative, declare any or all of the Obligations to be immediately due and payable, whereupon they shall become immediately due and payable. Any such acceleration (whether automatic or upon notice) shall be effective without presentment, demand, protest or other action of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Credit Documents to the contrary notwithstanding. If an Event of Default exists, the Lender may exercise any of its rights and remedies on default under the Credit Documents or applicable law.

SECTION 14 Certain Waivers and Agreements by Obligors.

(a) As to the Obligations, each Obligor severally (1) waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold liable such Obligor or any of the other Obligors; (2) waives all exemptions of personal property secured to any Obligor under the Constitution and laws of the State of Alabama or any other state; and (3) agrees to pay all costs of collection, including a reasonable attorney’s fee, in the event default should be made in the payment of any of the Obligations.

(b) Each Obligor severally (1) acknowledges that the Lender has not made any representations or entered into any agreements with such Obligor to induce such Obligor to enter into the transactions contemplated by this Note except as set forth in writing in the Credit Documents; (2) agrees upon request such Obligor will furnish financial statements to the Holder and grant the Holder access to such Obligor’s books and records upon Holder’s reasonable request and during reasonable business hours; (3) agrees that any obligations of any Obligor may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any collateral, lien, right of set-off or other security for the Obligations or any other obligations of any Obligor to the Holder may, from time to time, in whole or in part, be exchanged, sold, released, satisfied, or terminated, all without notice to, or in any way affecting or releasing any of the obligations of any other Obligor; and (4) agrees that the Holder will not be required first to resort to any Security Document, any guaranty or any other security pledged or granted to the Holder, but upon a default under this Note or any of the Security Documents, the Holder may forthwith look to any Obligor for payment hereunder or may look to and realize upon any other security held by the Holder, in any order the Holder chooses, until the entire debt evidenced by this Note is paid.

SECTION 15 Joint and Several Liability/Multiple Borrower Provisions.

(a) Each Borrower hereby appoints Hibbett Sports, Inc. and Hibbett Sports, Inc. shall act under this Note and the other Credit Documents, as the agent, attorney-in-fact and legal representative of all Borrowers for all purposes, including requesting loans and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any request for an advance, disbursement instruction, report, information or any other notice or communication made or given by Hibbett Sports, Inc., whether in its own name, as Borrower Representative, or on behalf of one or more Borrowers, and Lender shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected, provided, that the provisions of this paragraph shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

(b) All loans or advances made any Borrower and all of the other Obligations of each Borrower, including all interest, fees and expenses with respect thereto, shall constitute one joint and several direct and general obligation of all Borrowers. Notwithstanding anything to the contrary contained herein, each Borrower shall be jointly and severally, with each other Borrower, directly and unconditionally liable to Lender for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that Lender is relying on the joint and several liability of Borrowers as co-makers in extending the Loan hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation payable to Lender, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by application of law (provided such Obligation shall not be extinguished by any such prohibition).

(c) No payment or payments made by any Borrower or any other Person or received or collected by Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Note or the other Credit Documents, and each Borrower shall remain liable for all of the Obligations until the Obligations are paid in full.

(d) Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto, unless such payment is then prohibited by applicable law (provided such Obligation shall not be extinguished by any such prohibition). All Obligations shall be conclusively presumed to have been created in reliance hereon. The Obligations and other liabilities under this Note and the other Credit Documents shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release of or non-perfection in any Property, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, division, restructuring or termination of the corporate structure or existence of any Borrower; or (e) any other circumstance which may otherwise constitute a defense available to, or a discharge of, any Borrower, in each case other than payment in full of the Obligations (other than contingent indemnification obligations and expense reimbursement obligations) and termination of the Lender’s commitments under this Note. This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

(e) Each Borrower agrees that the joint and several liability of Borrowers provided for in this Note shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which one or more other Borrowers may hereafter agree (other than an agreement signed by Lender specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with one or more other Borrowers or with any other Person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations and may be enforced without requiring Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Credit Document) with respect to any of the Obligations, this Note or any other Credit Document and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Property.

(f) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Note. To the extent that any Borrower shall, under this Note as a joint and several obligor, repay any of the Obligations constituting advances made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then, to the extent that such Borrower has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), such Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the greater of (a) the amount of such repaid Obligations actually received by such Borrower (whether through an inter-company loan or otherwise), and (b) maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Obligations.

(g) If any Borrower is in default, the Holder may exercise its remedies on default against all of the Borrowers.

SECTION 16 Independent Obligations. The Borrowers agree that each of the obligations of the Borrowers to the Holder under this Note may be enforced against any Borrower without the necessity of joining any other Obligor, any other holders of Liens in any Property or any other person, as a party.

SECTION 17 Successors and Assigns. Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, except that the Borrowers may not assign or transfer its obligations under this Note without the prior written consent of the Holder; and all obligations of the Borrowers under this Note shall bind the Borrowers’ successors and assigns and shall inure to the benefit of the successors and assigns of the Holder. So long as no Event of Default exists, the Holder shall not assign this Note without Borrower Representative’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, the Holder may at any time pledge or assign a security interest in all or any portion of its rights under this Note or any other Credit Documents, to secure obligations of the Holder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Holder from any of its obligations hereunder or substitute any such pledgee or assignee for the Holder as a party hereto.

SECTION 18 Governing Law. This Note shall be construed in accordance with and governed by the internal laws of the State of Alabama except as required by mandatory provisions of law (without regard to conflict of law principles).

SECTION 19 Separability Clause. If any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 20 No Oral Agreements. This Note is the final expression of the agreement between the parties hereto, and this Note may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Note and the other Credit Documents, and there is no unwritten oral agreement between the parties hereto in existence.

SECTION 21 Waiver and Election. The exercise by the Holder of any option given under this Note or the Security Documents shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note or the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of this Note, nor consent to any departure by the Borrowers therefrom, shall be effective unless in writing and signed by an authorized officer of the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

SECTION 22 Indemnity. The Borrowers will indemnify, on a joint and several basis, and hold Lender harmless from, on a joint and several basis, any losses, liabilities, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) any inaccurate representation made by any Borrower in this Note, or (b) any breach of any of the warranties or other obligations of any Borrower under this Note. This indemnity includes but is not limited to attorneys' fees. This indemnity extends to the Lender, its affiliates and the partners, directors, officers, employees, agents and advisors of the Lender and of the Lender's affiliates. This indemnity will survive repayment of the Borrowers' Obligations to the Lender under this Note. All sums due to the Lender pursuant to this paragraph shall due and payable upon demand.

SECTION 23 Set-off. While any Event of Default exists, the Lender is authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Borrower against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Note and although such Obligations may be unmatured. The rights of the Lender under this Section 23 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker’s lien) that the Lender may have.

SECTION 24 Time of Essence. Time is of the essence of this Note.

SECTION 25 Participations. From time to time, upon the prior written consent of the Borrower Representative (such consent not to be unreasonably withheld, delayed or conditioned), the Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Loan and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Loan. The Borrowers agree that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrowers, as fully as if such participant or subparticipant had made a loan directly to the Borrowers in the amount of the participation or subparticipation given to such participant or subparticipant in the Loan. For the purposes of this Section only, the Borrowers shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participation interest in the amount of the principal of, and interest on, the Loan. Nothing contained in this Section shall affect the Lender's right of set-off (under Section 23 or applicable law) with respect to the entire amount of the Loan, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from the Borrowers or any other person under any provision of the Agreement or otherwise.

SECTION 26 Submission to Jurisdiction. Each Borrower irrevocably (a) acknowledges that this Note will be accepted by the Lender and performed by the Borrowers in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this Note or any of the other Credit Documents (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrowers may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrowers and may be enforced in any other court to the jurisdiction of which a Borrower is subject, by a suit upon such judgment; consents to the service of process on each Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to such Borrower at the Borrower’s address designated at the end of this Note; (e) agrees that service in accordance with Section 26(d) shall in every respect be effective and binding on the Borrowers to the same extent as though served on the Borrowers in person by a person duly authorized to serve such process; and (f) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO THE BORROWERS THAT THE EXECUTION OF THIS NOTE MAY SUBJECT EACH BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWERS THAT THE BORROWERS MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 26(a) shall limit or restrict the Lender’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 27 Usury Laws. Any provision of this Note or any of the other Credit Documents to the contrary notwithstanding, the Borrowers and the Lender agree that they do not intend for the interest or other consideration provided for in this Note and the other Credit Documents to be greater than the maximum amount permitted by applicable law. Regardless of any provision in this Note or any of the other Credit Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the Obligations then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrowers. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrowers and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) consider all the Obligations as one general obligation of the Borrowers, and (d) “spread” the total amount of the interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term of this Note.

SECTION 28 Legal Entity Customer Provisions. If a Borrower is a Legal Entity Customer, such Borrower agrees to provide Lender immediately with information and documentation that Lender requests about Borrower's Beneficial Owners and any other person(s) or entity(ies) having direct or indirect equity interest in such Borrower. Further, each Borrower certifies and confirms that such Borrower will notify Lender immediately-and in no event no later than at any loan renewal-should such Borrower have any change to its Beneficial Owners. Should a Borrower fail to notify Lender of such change, each Borrower confirms and certifies to Lender that the Beneficial Owner and other ownership information previously provided to Lender is complete, accurate, and up-to-date. Nothing in this paragraph shall be construed to obligate Lender to renew Borrowers’ loan. "Beneficial Owner" has its meaning set forth in 31 C.F.R. § 1010.230(d) and includes each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of a Legal Entity Customer, as well as a single individual with significant responsibility to control, manage, or direct a Legal Entity Customer. “Legal Entity Customer" has its meaning set forth in 31 C.F.R. § 1010.230(e) and includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed under the laws of a foreign jurisdiction that opens an account.

SECTION 29 Waiver of Jury Trial. The Borrowers and the Lender hereby (a) irrevocably and unconditionally waive the right to a trial by jury in any action or proceeding or counterclaim of any type as to any matter arising directly or indirectly out of or with respect to this Note or any of the other Credit Documents or any other document executed in connection herewith or therewith and (b) agree that either party may file a copy of this Note with any court as written evidence of the knowing, voluntary and bargained for agreement between the parties irrevocably to waive trial by jury, and that any dispute or controversy of any kind whatsoever between them shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

SECTION 30 Amendment and Restatement. This Note amends and restates, and is given in replacement of, and not in payment of, that certain Amended and Restated Demand Note, dated October 29, 2018 (collectively with all prior notes amended and restated thereby and by any predecessor notes referenced therein, the "Existing Note"), given by the Hibbett Sports, Inc., a Delaware corporation, in favor of the Lender and is in no way intended, and shall not be deemed or construed, to constitute a novation of the Existing Note.

SECTION 31 Counterparts. This Note may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement. Executed signature pages to this Note may be delivered by facsimile transmission or by email delivery of a “pdf” format data file and such signature pages will be deemed as sufficient as if actual signature pages had been delivered.

SECTION 32 Notices. All notices required under this Note shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier; to the Borrower Representative or the Lender, as the case may be, at its address set forth below, or sent by facsimile to the facsimile number set forth for such party below, or to such other addresses or facsimile numbers as the Lender and the Borrower Representative may specify from time to time in writing. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) other methods of hand-delivery (including telegram, lettergram or mailgram) shall be deemed delivered when delivered, and (d) facsimile shall be deemed delivered when transmitted.

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IN WITNESS WHEREOF, each of the undersigned has caused this Note dated April 16, 2020 to be executed and delivered under seal.

HIBBETT SPORTS, INC.
By: /s/ Michael E. Longo
Name: Michael E. Longo
Title: President and CEO

Notice Address:

2700 Milan Court
Birmingham, AL 35211

HIBBETT SPORTING GOODS, INC.
HIBBETT WHOLESALE, INC.
HIBBETT DIGITAL MANAGEMENT, LLC
GIFT CARD SERVICES, LLC
HIBBETT HOLDINGS, LLC
CITY GEAR, LLC

By: /s/ Michael E. Longo
Name: Michael E. Longo
Title: President and CEO

[Signature Page for Note]

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST WRITTEN ABOVE:

REGIONS BANK

By: /s/ Cory D. Guillory
Name: Cory D. Guillory
Title: Director

Notice Address:

1900 Fifth Avenue North
Upper Lobby
Birmingham, Alabama 35203

[Signature Page for Note]

EXHIBIT A
Security Documents
The “Security Documents” referred to in this Note include the following:

a.Security Agreement dated of even date herewith and executed by Hibbett Sports, Inc. in favor of the Lender.

b.Security Agreement dated of even date herewith and executed by Hibbett Sporting Goods, Inc. in favor of the Lender.

c.Security Agreement dated of even date herewith and executed by Hibbett Wholesale, Inc. in favor of the Lender.

d.Security Agreement dated of even date herewith and executed by Hibbett Digital Management, LLC in favor of the Lender.

e.Security Agreement dated of even date herewith and executed by Gift Card Services, LLC in favor of the Lender.

f.Security Agreement dated of even date herewith and executed by Hibbett Holdings, LLC in favor of the Lender.

g.Security Agreement dated of even date herewith and executed by City Gear, LLC in favor of the Lender.

h.Any Joinder Agreement executed in connection herewith from time to time.
EXHIBIT A

EXHIBIT B

Joinder Agreement

This Joinder Agreement, dated as of _______________, 20____ (this “Joinder”) is made by ________________ (“New Borrower”), to and in favor of REGIONS BANK (the “Lender”), for the following purposes:

WHEREAS, Hibbett Sports, Inc., a Delaware corporation and certain subsidiaries and affiliates (collectively, the “Borrowers”) executed a certain Second Amended and Restated Note (the “Note”) dated April 16, 2020 in the principal amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) in favor of the Lender, which evidences a credit facility made available by the Lender to the Borrower; and

WHEREAS, each of the Borrowers executed a certain Security Agreement (collectively, the “Security Agreements”) dated April 16, 2020 in favor of the Lender; and

WHEREAS, New Borrower is a wholly-owned direct or indirect subsidiary of a Borrower; and

WHEREAS, it is a requirement of the Note that any direct or indirect Subsidiary of a Borrower become a “Borrower” under the Note and grant a security interest under a Security Agreement; and

WHEREAS, New Borrower is entering into this Joinder for the foregoing purpose;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, New Borrower covenants and agrees as follows:

1.Capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Note.

2.By executing and delivering this Joinder Agreement, New Borrower hereby becomes a maker of and a borrower under the Note as a Borrower thereunder, with the same force and effect as if originally executed by New Borrower and named as a Borrower therein, and, without limiting the generality of the foregoing, hereby promises to pay to the Lender (or other Holder) the Obligations on the terms and conditions and with all waivers and agreements contained therein, and expressly assumes all other obligations and liabilities of a Borrower thereunder, jointly and severally with each other Borrower.

3.By executing and delivering this Joinder Agreement, New Borrower hereby agrees to execute a security agreement in favor of the Lender in form substantially similar to the Security Agreements to secure the Obligations on the terms and conditions and with all waivers and agreements contained therein.

4.New Borrower hereby represents and warrants that, each of the representations and warranties contained in the Note and the Security Agreement, as applicable to any Borrower or Grantor thereunder applicable to it is true and correct on and as the date hereof as if made on and as of such date. In addition thereto, New Borrower hereby certifies that: (i) its notice address is _______________________________; and (ii) attached hereto as Exhibit “A” and by reference made hereof are true, correct and complete copies of the [name organizational documents] of New Borrower as in effect on the date hereof.

5.This Joinder Agreement shall be a contract made under and governed by the internal laws of the State of Alabama.

6.Any provision of this Joinder Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Joinder Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7. This Joinder Agreement and all other instruments, agreements or documents provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts,
EXHIBIT B

and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement, instrument or document.

8. This Joinder Agreement shall be binding upon New Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

In witness whereof, the New Borrower has caused this Joinder to be duly executed and delivered as of the date first above written.
New Borrower:

Name: Hibbett Sports, Inc.

Accepted:
REGIONS BANK
By:
Name:
Title: